EXHIBIT 99.1

Dr. Robin Robinson, Founding Director of BARDA Joins RenovaCare

SCOTTSDALE, Ariz., Aug. 20, 2019 (GLOBE NEWSWIRE) -- RenovaCare, Inc. (Symbol: RCAR; www.renovacareinc.com), developer of patented technologies for spraying self-donated stem cells for the regeneration of tissues and organs, is pleased to announce the appointment of its Vice President of Scientific Affairs, Dr. Robin A. Robinson, a respected authority on the development of breakthrough biomedical technologies, for which he was cited in 2018 as one of the top 100 innovators in medicine by The Medicine Maker.

Notably, Dr. Robinson was appointed as Director of the Biomedical Advanced Research and Development Authority (BARDA), with an annual budget of $1.35 billion and a staff of 250 scientists and medical experts. He brought BARDA into prominence as one of the top 10 fully integrated R&D organizations worldwide supporting advanced development and acquisition of more than 240 drugs, vaccines, diagnostics, and medical devices for man-made biodefense threats, pandemic influenza, and emerging infectious diseases including Ebola and Zika viruses. 32 of these medical countermeasure products that BARDA supported were approved and licensed by the FDA during his 12-year tenure.

During his tenure at BARDA, Dr. Robinson oversaw the funding of over $535 million in contracts for skin regeneration, burns, stem cell therapies, and related technologies for thermal and radiation burn wounds.

At RenovaCare, Dr. Robinson will oversee and direct the Company’s strategy, execution and engagement with government agencies, commercial research groups, academic institutions and select opinion leaders.

“The patented RenovaCare SkinGun™ technology and its ability to ultra-gently spray stem cells could present a special opportunity for investigations and applications in a wide range of regenerative therapies,” stated Dr. Robin Robinson, newly appointed Vice President of Scientific Affairs at RenovaCare, Inc.

“I look forward to working with the RenovaCare team as we capitalize on this very exciting cell deposition innovation.”

“We’re privileged to have won Dr. Robinson’s confidence in our SkinGun™ technology, especially as we advance our regulatory program, push towards eventual commercialization, and expand our product and clinical pipelines,” stated Mr. Jay S. Bhogal, Chief Operating Officer at RenovaCare.

Dr. Robinson’s appointment follows last week’s award of a new patent to RenovaCare, allowing its SkinGun™ to now spray all varieties of tissues and cells, and thus opening the door for its potential application in regenerative applications beyond skin.

Recent breakthroughs in stem cell therapies include the regeneration of human organs, tissues and bone.  RenovaCare believes that the ultra-gentle spray-on application of such cells could be investigated and developed by way of commercial and academic collaborations, an area of Dr. Robinson’s expertise.

Dr. Robin Robinson is a consummate dealmaker, having successfully established over 60 partnerships with federal agencies, including the United States Food & Drug Administration (FDA), Centers for Disease Control and Prevention, National Institutes of Health, The Defense Advanced Research Projects Agency (DARPA), The Joint Program Executive Office for Chemical and Biological Defense, and the Defense Threat Reduction Agency.

His non-governmental and more than 80 commercial partnerships included the Gates Foundation, Wellcome-Trust, Sanofi, GlaxoSmithKline plc, Novartis, Merck, Roche/Genentech, Amgen, Johnson & Johnson (Crucell), SIGA, Regeneron and Emergent.

Dr. Robinson developed collaborations with universities and foreign governments, including the Johns Hopkins University, North Carolina State University, and the United Kingdom, Canada, Australia, France, Germany, and others.

In addition to serving as Director of BARDA, Dr. Robinson was concurrently appointed Deputy Assistant Secretary, Office of the Assistant Secretary for Preparedness and Response U.S. Department of Health and Human Services (Washington, D.C.), by HHS Secretary Michael Leavitt.

Prior to his public service work at BARDA, he served as Director vaccines at Novavax, Inc. resulting in the discovery and development of more than 12 vaccine candidates.  Before entering the pharmaceutical industry, he was an assistant professor in the Department of Microbiology and Immunology at the University of Texas Southwestern Medical School conducting research on the molecular pathogenesis of herpesviruses and HIV-1. There he developed techniques to grow keratinocytes in tissue culture from fresh skin biopsies.

Spraying Skin Stem Cells onto Burns and Wounds

To date, over 70 patients with various types of second-degree burns have been treated on an experimental basis utilizing the technology underlying the Company’s SkinGun™, which RenovaCare has developed as a potential alternative to skin grafting and other treatment options, such as in-vitro cultured epithelial grafts that require a specialized and expensive external laboratory.

Sprayed with a gentle mist of their own skin cells, many of these patients left the hospital within days, avoiding generally painful skin graft surgeries and potentially weeks of hospitalization. Clinical outcomes of early experimental treatments have been peer-reviewed and published in several medical journals, including Burns and Annals of Plastic Surgery.

Patients who undergo skin grafting, today’s default treatment of care, can remain hospitalized for weeks and even months, and often enduring painful and costly surgeries and prolonged physical therapy. Some of these patients may also suffer from the psychological effects of disfigurement caused by permanent scarring and often cope with the ongoing use of pain medications and protracted joint mobility issues.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

About RenovaCare

RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds.

RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

For additional information, please call Amit Singh at: 888-398-0202 or visit: http://renovacareinc.com

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company's technologies, technical problems with the Company's research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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